Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in Registration Statement No. 333-217215 on Form S-3 and Registration Statement Nos. 333-219295, 333-222238, 333-226909 and 333-231471 on Form S-8 of Inspired Entertainment, Inc. of our report dated December 18, 2019, relating to the combined financial statements of the Gaming Technology Group of Novomatic UK Limited appearing in this Current Report on Form 8-K/A of Inspired Entertainment, Inc. dated December 18, 2019.

/s/ Deloitte LLP

Bristol, United Kingdom

December 18, 2019